EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES FIRST QUARTER 2015 RESULTS

First Quarter 2015 Highlights

•	Net loss of $1.4 million, or $0.11 per common share
•	Book value per share of $0.64
•	Company to discuss results on Friday, May 15, 2015, at 10:00 AM ET

VERO BEACH, Fla., (May 14, 2015) – Bimini Capital Management, Inc. (OTCBB:BMNM), (“Bimini Capital”, or the “Company”) a real estate investment trust ("REIT"), today announced results of operations for the three month period ended March 31, 2015.

Details of First Quarter 2015 Results of Operations

Selected unaudited consolidated results for the three month period ended March 31, 2015 are presented in the table below.

(in thousands)
Net loss	$(1,389)
Net portfolio interest income	1,107
Net gains on mortgage-backed securities	829
Net loss on derivative instruments	(1,015)
Fair value adjustment on retained interests in securitizations	1,486
Fair value adjustment on and dividends from investment in Orchid Island Capital, Inc.	717
Management fee revenue	855
Operating expenses	4,775
Income tax provision	337

Orchid Island Capital

On February 20, 2013, Orchid Island Capital, Inc. (“Orchid”) completed its initial public offering (“IPO”), selling 2,360,000 shares of its common stock for proceeds of $35.4 million.  At the time of Orchid’s IPO and until December 31, 2014, management concluded, pursuant to generally accepted accounting principles, that Orchid was a variable interest entity (“VIE”).  As a result, subsequent to Orchid’s IPO and until December 31, 2014, the Company consolidated Orchid in its financial statements.

In December 2014, management re-evaluated the conditions resulting in the consolidation of Orchid and concluded that, due to Bimini’s decreased percentage ownership interest in Orchid, there was no longer a variable interest requiring consolidation.  As a result, the Company has deconsolidated Orchid from the consolidated balance sheet as of December 31, 2014.  However, since Orchid was deconsolidated on December 31, 2014, Orchid’s results of operations were included in the consolidated statements of operations, equity and cash flows through December 31, 2014, and excluded thereafter. Bimini accounts for its continuing investment in Orchid in common stock under the fair value option, with changes in fair value recorded in the income statement for the current period.  For the three months ended March 31, 2015, Bimini’s income statement included a fair value adjustment of $0.2 million and dividends of $0.5 from its investment in Orchid common stock.  Also during the three months ended March 31, 2015, Bimini recorded $1.1 million in fees and overhead reimbursement for managing Orchid’s portfolio.

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During the periods in which Orchid was a VIE, noncontrolling interests reported in the Company’s consolidated financial statements represented the portion of equity ownership in Orchid held by stockholders other than Bimini Capital.  Net income of Orchid through December 31, 2014 was allocated between the noncontrolling interests and to Bimini Capital in proportion to their relative ownership interests in Orchid.

Litigation Settlement

In May 2015, Bimini Capital agreed in principle to settle a lawsuit originally filed on July 16, 2010 by a note-holder in Preferred Term Securities XX (“PreTSL XX”). The lawsuit alleged that the note-holder suffered losses as a result of Bimini’s Capital’s repurchase of all outstanding fixed/floating rate capital securities of Bimini Capital Trust II for less than par value from PreTSL XX in October 2009.  The agreement has not been finalized and is subject to the approval of each party and various conditions.  In connection with the anticipated settlement and in accordance with GAAP, a provision for loss of $3.5 million has been charged to operations for the three months ended March 31, 2015.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - December 31, 2014	$112,616,376	$2,275,876	$2,938,780	$5,214,656	$117,831,032
Securities purchased	-	986,194	-	986,194	986,194
Return of investment	n/a	(221,975)	(180,414)	(402,389)	(402,389)
Pay-downs	(3,657,103)	n/a	n/a	n/a	(3,657,103)
Premium lost due to pay-downs	(309,922)	n/a	n/a	n/a	(309,922)
Mark to market gains	805,241	280,154	53,824	333,978	1,139,219
Market Value - March 31, 2015	$109,454,592	$3,320,249	$2,812,190	$6,132,439	$115,587,031

The tables below present the allocation of capital between the respective portfolios at March 31, 2015 and December 31, 2014, and the return on invested capital for each sub-portfolio for the three month period ended March 31, 2015.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

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The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 10.1% and 8.6%, respectively, for the first quarter of 2015.  The combined portfolio generated a return on invested capital of approximately 9.5%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2015
Market value	$109,454,592	$3,320,249	$2,812,190	$6,132,439	$115,587,031
Cash equivalents and restricted cash(1)	5,102,801	-	-	-	5,102,801
Repurchase agreement obligations	(106,293,634)	-	-	-	(106,293,634)
Total	$8,263,759	$3,320,249	$2,812,190	$6,132,439	$14,396,198
% of Total	57.4%	23.1%	19.5%	42.6%	100.0%
December 31, 2014
Market value	$112,616,376	$2,275,876	$2,938,780	$5,214,656	$117,831,032
Cash equivalents and restricted cash(1)	5,270,906	-	-	-	5,270,906
Repurchase agreement obligations	(109,963,995)	-	-	-	(109,963,995)
Total	$7,923,287	$2,275,876	$2,938,780	$5,214,656	$13,137,943
% of Total	60.3%	17.3%	22.4%	39.7%	100.0%

(1)	Amount excludes restricted cash of $176,327 and $161,813 at March 31, 2015 and December 31, 2014, respectively, related to trust preferred debt funding hedges.

Returns for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Interest income (loss) (net of repo cost)	$989,904	$27,555	$89,483	$117,038	$1,106,942
Realized and unrealized (losses) gains	495,319	280,154	53,824	333,978	829,297
Hedge losses(1)	(686,938)	n/a	n/a	n/a	(686,938)
Total Return	$798,285	$307,709	$143,307	$451,016	$1,249,301
Beginning capital allocation	$7,923,287	$2,275,876	$2,938,780	$5,214,656	$13,137,943
Return on invested capital for the quarter(2)	10.1%	13.5%	4.9%	8.6%	9.5%

(1)	Excludes losses of approximately $328,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

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Prepayments

For the quarter, the Company received approximately $4.1 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 10.5% for the first quarter of 2015.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
March 31, 2015	9.6	12.3	10.5
December 31, 2014	4.3	15.0	8.1
September 30, 2014	7.9	18.5	12.3
June 30, 2014	4.1	17.0	8.6
March 31, 2014	3.9	16.0	9.8

Portfolio

The following tables summarize the MBS portfolio as of March 31, 2015 and December 31, 2014:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
March 31, 2015
Fixed Rate MBS	$109,014	94.3%	4.30%	324	1-Dec-44	NA	NA	NA
Hybrid Adjustable Rate MBS	441	0.4%	4.00%	322	20-Jan-42	24.03	9.00%	1.00%
Total PT MBS	109,455	94.7%	4.30%	324	1-Dec-44	NA	NA	NA
Interest-Only Securities	3,320	2.9%	3.19%	253	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	2,812	2.4%	6.34%	310	25-Apr-41	NA	0.79%	NA
Total Structured MBS	6,132	5.3%	4.64%	279	25-Apr-41	NA	NA	NA
Total Mortgage Assets	$115,587	100.0%	4.31%	322	1-Dec-44	NA	NA	NA
December 31, 2014
Fixed Rate MBS	$112,174	95.2%	4.30%	327	1-Dec-44	NA	NA	NA
Hybrid Adjustable Rate MBS	442	0.4%	4.00%	325	20-Jan-42	27.03	9.00%	1.00%
Total PT MBS	112,616	95.6%	4.30%	327	1-Dec-44	NA	NA	NA
Interest-Only Securities	2,276	1.9%	3.11%	240	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	2,939	2.5%	6.35%	313	25-Apr-41	NA	0.80%	NA
Total Structured MBS	5,215	4.4%	4.94%	281	25-Apr-41	NA	NA	NA
Total Mortgage Assets	$117,831	100.0%	4.33%	325	1-Dec-44	NA	NA	NA

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($ in thousands)
	March 31, 2015		December 31, 2014
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$64,582	55.87%	$66,974	56.84%
Freddie Mac	49,403	42.74%	50,415	42.79%
Ginnie Mae	1,602	1.39%	442	0.37%
Total Portfolio	$115,587	100.00%	$117,831	100.00%

	March 31, 2015	December 31, 2014
Weighted Average Pass Through Purchase Price	$107.95	$107.95
Weighted Average Structured Purchase Price	$6.07	$5.98
Weighted Average Pass Through Current Price	$109.34	$108.53
Weighted Average Structured Current Price	$9.23	$9.08
Effective Duration (1)	1.220	2.663

(1)
Effective duration is the approximate percentage change in price for a 100 basis point change in rates.  An effective duration of 1.220 indicates that an interest rate increase of 1.0% would be expected to cause a 1.220% decrease in the value of the MBS in the Company’s investment portfolio at March 31, 2015.  An effective duration of 2.663 indicates that an interest rate increase of 1.0% would be expected to cause a 2.663% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2014. These figures include the structured securities in the portfolio but not the effect of the Company’s funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of March 31, 2015, the Company had outstanding repurchase obligations of approximately $106.3 million with a net weighted average borrowing rate of 0.38%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $113.8 million and cash pledged to counterparties of approximately $0.2 million. At March 31, 2015, the Company’s liquidity was approximately $6.7 million, consisting of unpledged MBS and cash and cash equivalents.

To enhance our liquidity further, we may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.

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Below is a listing of outstanding borrowings under repurchase obligations at March 31, 2015.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
ED&F Man Capital Markets, Inc.	$32,235	30.3%	0.36%	$2,015	19
JVB Financial Group, LLC	26,318	24.8%	0.38%	2,045	11
South Street Securities, LLC	15,896	15.0%	0.37%	923	20
Citigroup Global Markets, Inc.	13,215	12.4%	0.44%	1,543	18
CRT Capital Group, LLC	10,672	10.0%	0.35%	636	13
Other	7,958	7.5%	0.36%	510	9
	$106,294	100.0%	0.38%	$7,672	16

(1)
Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities and accrued interest payable.

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of March 31, 2015, such instruments were comprised entirely of Eurodollar futures contracts.

The table below presents information related to outstanding Eurodollar futures contracts at March 31, 2015.

($ in thousands)
Eurodollar Futures Positions
	Repurchase Agreement Funding Hedges			Junior Subordinated Debt Funding Hedges
	Weighted	Average		Weighted	Average
	Average	Contract		Average	Contract
	LIBOR	Notional	Open	LIBOR	Notional	Open
Expiration Year	Rate	Amount	Equity	Rate	Amount	Equity(1)
2015	0.53%	$38,667	$(56)	0.49%	$26,000	$(210)
2016	1.13%	56,000	(184)	1.13%	26,000	(168)
2017	1.74%	56,000	(274)	1.74%	26,000	(193)
2018	2.05%	56,000	(166)	2.05%	26,000	(115)
Total / Weighted Average	1.38%	$52,000	$(680)	1.31%	$26,000	$(686)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.

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Dividends

During the three months ended March 31, 2015, the Company made no dividend distributions.  All distributions are made at the discretion of the Company’s Board of Directors and will depend on its results of operations, financial condition, maintenance of REIT status, availability of net operating losses (“NOLs”) and other factors that may be deemed relevant.  The Company continues to evaluate its dividend payment policy.   However, as more fully described below, due to NOLs incurred in prior periods, it is unlikely that the Company will declare and pay dividends to stockholders until such NOLs have been consumed.

REIT Taxable Income and Net Operating Losses

REIT taxable income (loss) is a term that describes Bimini Capital's operating results calculated in accordance with rules and regulations promulgated pursuant to the Internal Revenue Code. Bimini Capital’s REIT taxable income (loss) is computed differently from net income or loss as computed in accordance with generally accepted accounting principles (GAAP) as reported in its consolidated financial statements. Depending on the number and size of the various items or transactions being accounted for differently, the differences between REIT taxable income or loss and GAAP net income or loss can be substantial and each item can affect several reporting periods. Generally, these items are timing or temporary differences between years; for example, an item that may be a deduction for GAAP net income/loss in the current year may not be a deduction for REIT taxable income/loss until a later year.   Others are permanent differences that only impact either GAAP or tax.

In order to maintain its qualification as a REIT, Bimini Capital is generally required (among other things) to annually distribute dividends to its stockholders in an amount at least equal to 90% of its REIT taxable income. Additionally, as a REIT, Bimini Capital may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of the calendar year. Accordingly, Bimini Capital’s dividends are generally based on REIT taxable income, as determined for federal income tax purposes, as opposed to its net income computed in accordance with GAAP.  Dividends are paid if, when, and as declared by the Board of Directors.

As described above, a REIT may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of a calendar year.  In calculating the amount of excise tax payable in a given year, if any, Bimini Capital reduces REIT taxable income by distributions made to stockholders in the form of dividends and/or NOLs carried-over from prior years, to the extent any are available.  Since income subject to excise tax is REIT taxable income less qualifying dividends and the application of NOLs, if a REIT has sufficient NOLs it could apply such NOLs against its taxable income and avoid excise taxes without paying qualifying dividends to stockholders.  Accordingly, if in future periods Bimini Capital has taxable income, it can avoid the obligation to pay excise taxes by applying the approximately $17.3 million of NOLs available as of December 31, 2014 against such taxable income until the NOLs are exhausted in lieu of making distributions to stockholders.  Further, Bimini Capital could avoid the obligation to pay excise taxes through a combination of qualifying dividends and the application of NOLs.  In any case, future distributions to stockholders are expected to be less than REIT taxable income until the existing NOLs are consumed.

Book Value Per Share

The Company's Book Value Per Share at March 31, 2015 was $0.64.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At March 31, 2015, the Company's stockholders’ equity was $7.8 million, with 12,332,506 Class A Common shares outstanding.

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Management Commentary

Commenting on the first quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “As we entered 2015, the economy was humming along nicely and the market was acutely focused on any and all utterings from Janet Yellen or other Federal Reserve governors for clues as to the timing of their eventual end of the zero rate policy.  Payroll growth had been robust and there were emerging signs of wage pressure.  Developments in Europe were quite the opposite, with Greece renewing talk of their possible exit from the EU.  With projected demand falling and supply still expanding, oil prices had fallen nearly 50% since the summer of 2014, and the dollar was strengthening.   At that point, the dichotomy in relative economic performance between the U.S. and Europe was striking.  On the one hand, the U.S. was clearly removed from the financial crisis and approaching the point where the Federal Reserve needed to remove accommodation in a more explicit fashion.  On the other, Europe, and to a lesser extent Asia, were clearly slowing.  Inflation in Europe was barely positive and GDP in China was approaching the psychologically important 7% level, below which alarm bells would be triggered.  The central banks in China, Japan and Europe were still running policies to provide maximum accommodation.  The long end of the U.S. treasury market rallied into January, with the yield on the 10-year U.S. Treasury reaching a low of 1.642% on January 30th.  The rally at the long end of the curve was being driven by events overseas while short rates in the U.S. were more sensitive to Fed expectations. As a result, the yield curve was flattening as we approached the end of January. The rally at the long end of the curve ended in early February with the release of the January jobs data, and then again when the February data was released in early March.  With the rally in the long end of the treasury curve reversing, the curve began to steepen.

“However, later in the quarter and into April it became apparent the dichotomy was starting to erode.  The strong dollar had an impact on exports, and therefore, the manufacturing sector of the economy.  The manufacturing sector was also being hurt by the plunge in oil prices, which impeded more robust growth in oil production, especially with respect to high cost fracking.  Inflation in the U.S., as measured by the consumer price index, especially at the headline level, was declining into year-end 2014 before eventually leveling off just below 0% the last two months.  This level is well below the Fed’s target level of 2%. Finally, on April 3rd, non-farm payroll growth for March came in at a mere 126,000, well below the 245,000 consensus estimate.  Prior months were revised down as well.  At this point it became clear the growth of the U.S. economy was not as robust as expected at the beginning of the first quarter.  The market began to doubt the Fed would need to raise rates in the face of these developments and the belly of the curve, particularly the five year, rallied.  This caused the curve to steepen, especially the spread between 5 and 30 year maturity U.S. Treasury securities.  The market received confirmation of this on March 18th when the Fed, at the conclusion of their two day meeting, issued a statement that clearly reflected the Fed was attuned to these developments.  The Federal Reserve’s Summary of Economic Projections, or SEP, was revised down from their last projections in December of 2014.  Their projections for GDP growth, the unemployment rate and inflation were all lowered.  Given the lowered growth and inflation projections, their projections for the Fed Funds target rate over the next three years were also lowered.  The market priced in even lower estimates for Fed Funds going out three years.  Lately, the data has improved somewhat, although we still lack clarity as to the true direction of the US economy.  The Federal Reserve stated in their March 18th statement, and in comments by Fed Governors since, that they intend to get off the “zero bound” this year. We believe the market expects this to occur in September at the earliest and for the trajectory of subsequent hikes to be shallow.

“Orchid Island has dominated our performance since its IPO in February of 2013. The Orchid portfolio is managed in the same manner and with the same focus as the Bimini portfolio, so the composition of the respective portfolios are quite similar.  However, Orchid raised additional capital throughout 2014, and Orchid’s stand-alone net assets were $218.1 million at December 31, 2014, versus $44.8 million at December 31, 2013. With this growth in the capital base, the relative sizes of the respective portfolios became even more skewed towards Orchid. However, as of December 31, 2014 we no longer consolidate Orchid, so for the period ended March 31, 2015 our reported results reflect the operations of Bimini alone. Conversely, for the corresponding 3 month period of 2014, we present consolidated financials and Orchid represents the bulk of consolidated assets and income.

“For the current quarter, Bimini generated a net loss of approximately $1.4 million while the consolidated operations of Orchid and Bimini generated net income of $5.3 million for the period ended March 31, 2014.  Excluding results attributable to non-controlling interest, Bimini generated net income of $2.4 million for the period ended March 31, 2014.  Since Bimini no longer consolidates Orchid, Bimini recorded a $0.2 million mark to market gain on its shares of Orchid, $0.5 million of dividends on the same shares and $0.9 million of management fees for the period ended March 31, 2015.  For the period ended March 31, 2014, these items were eliminated in consolidation.

“With respect to the portfolio of Bimini, the aggregate size contracted slightly from $117.8 million at December 31, 2014 to $115.6 million at March 31, 2015.  As the portfolio grew over the course of 2014, the portfolio was skewed towards pass-through securities.  Structured securities, particularly IO’s, were fully valued and we were able to add attractively priced fixed rate, 30 year pass-throughs, predominantly 4.5% coupons. However, with the rally in long end rates during the first quarter of 2015 these securities appreciated to the point they were no longer attractive, especially versus IO securities, which cheapened somewhat.  Accordingly, we added an IO position with a market value of approximately $1.0 million, funded with a portion of the $3.7 million of run-off from the pass-through portfolio.   As a result, the capital allocation between the two sub-portfolios changed this quarter from 60.3% pass-through and 39.7% structured at December 31, 2014, to 57.4% pass-throughs and 42.6% structured at March 31, 2015.

“As for returns, with longer rates continuing to decrease over the course of the quarter the unrealized gains for the combined portfolio were a positive $0.8 million. The increase in pass-through prices reflects the net effect of lower rates causing high premium securities to languish somewhat in the face of higher anticipated speeds and the fact pay-ups for the various forms of call protection appreciated.  With respect to the $0.3 million of mark to market gains with the structured securities, the positive mark reflects timing effects predominantly – as we purchased the IO position not long after the trough in rates in late January and the subsequent sell off in rates caused that security to appreciate in value and account for approximately two-thirds of the gain.

“The pass-through portfolio generated a 10.1% return for the quarter – not annualized.  The return consisted of $1.0 million of net interest income, $0.5 million of unrealized gains off-set by $0.7 million of hedge mark to market losses.  Our structured securities generated interest income of $0.1 million and $0.3 million of mark to market gains. The structured portfolio generated an 8.6% return for the quarter. The two portfolios combined generated a positive return on invested capital of 9.5% for the quarter – again, not annualized. With respect to the balance of our results, the retained interests of our former mortgage company were marked up by approximately $1.5 million for the quarter and, as mentioned above, we generated $1.6 million form Orchid Island via unrealized gains in our common share holdings, dividends from same and management fees. Finally, as described in greater detail above, we recorded a $3.5 million provision related to the anticipated settlement of a litigation matter stemming from our trust preferred securities exchange in 2009.

“As was the case at December 31, 2014, the portfolio is exposed to a substantial increase in prepayment speeds.  While we saw an increase in refinancing activity as a result of the rally in January, and speeds remained elevated when the April figures were released in early May, the market appears to have stabilized above the January lows as the ten year U.S. Treasury Note has traded off since late January and currently yields 2.31%, comfortably above the 2.17% yield level at December 31, 2014.  Further, while the MBA refinance index continues to recede from the two thousand level and the percentage of applications that are for refinancing has remained below 60% since January, a condition that is not consistent with a refinancing wave. We do not anticipate an acceleration in refinancing activity from current levels absent another shock, such as a Greek exit from the EU or a material downturn in economic data in the U.S.  Accordingly, we intend to maintain our exposure to higher prepayment speeds. We have been able to avoid excessive prepayment speeds by utilizing lower pay-up call protected securities. We also anticipate ARM prepayment speeds to accelerate when the Fed begins to raise rates.  As a result, we continue to avoid them.

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“As we mentioned when we reported our fourth quarter 2014 results, we no longer see the greatest risks to the market as symmetrical and balanced.  Previously we feared there was a small, but non-zero probability we might see an outbreak of inflation resulting in a more aggressive Fed and elevated volatility in the rates markets.  With oil prices still depressed, the dollar quite strong and inflation low in Europe, this outcome seems even more unlikely. However, as always, the consequences of such an outcome are potentially very severe, and so we attempt to protect against that outcome. We feel the high premium pass-through/IO bias of the portfolio, which has traded to a negative duration for the past six months, will do well in such a scenario.  Conversely, if we rally further we will experience higher premium amortization offset by appreciation in price for our call protected pass-throughs, as we experienced in the first half of the first quarter.

“Looking ahead, we continue to anticipate the Federal Reserve will begin the process of policy normalization, which will entail, among other measures, increases to the Fed Funds target range.  However, recent economic data continues to reinforce the notion that the strong dollar and the decline in the price of oil are having an impact on economic growth, and, more importantly, the Federal Reserve has noticed.  While we still believe the Fed is anxious to get off the zero bound in interest rates, the path of the Fed Funds target rate – or range of target rates- over the next few years–or range as it is likely to be–likely will be shallow and reach a lower terminal rate than appeared likely late last year.  This expectation is clearly reflected in the market pricing, such as the Eurodollar market and Fed Funds futures.  When and if Europe recovers materially and the European Central Bank can consider removing their QE program, the Euro will appreciate against the dollar and the effects of the strong dollar discussed above should begin to reverse.  At that point, Fed rate moves, absent other developments, may occur on a steeper trajectory.  In any event, increases in the Fed Funds target range are likely to result in increases in LIBOR rates, which are tied to the Company’s funding costs.  The Company utilizes Eurodollar futures to hedge its funding costs, although it does not employ hedge accounting for GAAP purposes.  For GAAP, our funding and trust preferred interest costs will rise as short-term rates rise as there will be no hedge offset.  However, to the extent the corresponding hedges increase in value as LIBOR increases, then we will experience positive fair value adjustment associated with the funding hedges.”

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Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of March 31, 2015, and December 31, 2014, and the unaudited consolidated statements of operations for the three months ended March 31, 2015 and 2014.  As discussed previously, the activities of Orchid are included in the consolidated statement of operations for the three months ended March 31, 2014, but excluded for the three months ended March 31, 2015.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	March 31, 2015	December 31, 2014
ASSETS
Mortgage-backed securities	$115,587,031	$117,831,032
Cash equivalents and restricted cash	5,279,128	5,432,719
Investment in Orchid Island Capital, Inc.	12,997,244	12,810,728
Accrued interest receivable	472,821	460,326
Retained interests	2,389,909	1,899,684
Deferred tax assets, net	1,699,970	1,900,064
Other assets	6,475,364	6,544,645
Total Assets	$144,901,467	$146,879,198

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$106,293,634	$109,963,995
Junior subordinated notes	26,804,440	26,804,440
Other liabilities	3,970,461	908,994
Total Liabilities	137,068,535	137,677,429
Stockholders' equity	7,832,932	9,201,769
Total Liabilities and Stockholders' Equity	$144,901,467	$146,879,198
Class A Common Shares outstanding	12,332,506	12,324,391
Book value per share	$0.64	$0.75

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Three Months Ended March 31,
	2015	2014
Interest income	$1,207,134	$4,116,012
Interest expense	(100,192)	(454,340)
Net interest income, before interest on junior subordinated notes	1,106,942	3,661,672
Interest expense on junior subordinated notes	(243,473)	(243,182)
Net interest income	863,469	3,418,490
(Losses) gains	(185,403)	920,650
Net portfolio income	678,066	4,339,140
Other income	3,045,191	183,562
Expenses	4,775,091	1,356,891
Net (loss) income before income tax provision (benefit)	(1,051,834)	3,165,811
Income tax provision (benefit)	337,095	(2,157,359)
Net (loss) income	(1,388,929)	5,323,170
Net income attributed to noncontrolling interests	-	2,953,959
Net (loss) income attributed to Bimini Capital stockholders	$(1,388,929)	$2,369,211

Basic and Diluted Net (Loss) Income Per Share of:
CLASS A COMMON STOCK	$(0.11)	$0.20
CLASS B COMMON STOCK	$(0.11)	$0.20

	Three Months Ended March 31,
Key Balance Sheet Metrics	2015	2014
Average MBS(1)	$116,709,031	$601,440,656
Average repurchase agreements(1)	108,128,814	533,007,830
Average stockholders' equity(1)(2)	8,517,351	2,563,274

Key Performance Metrics
Average yield on MBS(3)	4.14%	2.74%
Average cost of funds(3)	0.37%	0.34%
Average economic cost of funds(4)	0.37%	0.44%
Average interest rate spread(5)	3.77%	2.40%
Average economic interest rate spread(6)	3.77%	2.30%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)	Average stockholders’ equity for the three months ended March 31, 2014 excludes noncontrolling interests.
(3)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(4)
Represents interest cost of our borrowings and the effect of Eurodollar futures contracts and interest rate swaptions attributed to the period related to hedging activities, divided by average repurchase agreements.

(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

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About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, May 15, 2015, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 40094799.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com